Exhibit 99.1

Contact:	Alexion Pharmaceuticals, Inc. Leonard Bell, M.D. Chief Executive Officer 203-272-2596	Noonan Russo Matt Haines (Media) 212-845-4235	Rx Communications Rhonda Chiger (Investor) 917-322-2569

Alexion Pharmaceuticals’ Soliris™ (Eculizumab) Data to be Presented at 2006

American Society of Hematology (ASH) Annual Meeting

— Abstracts Including “The Terminal Complement Inhibitor Eculizumab Reduces

Thrombosis in Patients with Paroxysmal Nocturnal Hemoglobinuria” Available through ASH website —

Cheshire, Conn., November 9, 2006 – Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced that abstracts relating to Soliris™ (eculizumab) for patients with paroxysmal nocturnal hemoglobinuria (PNH) have been published by the American Society of Hematology (ASH). Each of these abstracts will be presented at the 2006 ASH Annual Meeting in Orlando, Florida, December 9th to 12th by leading investigators in the Soliris™ (eculizumab) PNH clinical studies. Copies of the abstracts are available and can be viewed on-line through the ASH website: www.hematology.org/meetings/abstracts.cfm. Access to the on-line abstracts may require registration, for which there is no charge.

The abstracts include:

•	“The Terminal Complement Inhibitor Eculizumab Reduces Thrombosis in Patients with Paroxysmal Nocturnal Hemoglobinuria”

•	“Treatment with the Terminal Complement Inhibitor Eculizumab Improves Anemia in Patients with Paroxysmal Nocturnal Hemoglobinuria: Phase III TRIUMPH Study Results”

•	“Safety and Efficacy of the Terminal Complement Inhibitor Eculizumab in Patients with Paroxysmal Nocturnal Hemoglobinuria: Interim SHEPHERD Phase III Clinical Study”

About Alexion

Alexion Pharmaceuticals is a biotechnology company working to develop and deliver life-changing drug therapies for patients with serious and life- threatening medical conditions. Alexion is engaged in the discovery and development of therapeutic products aimed at treating patients with a wide array of severe disease states, including hematologic diseases, cancer, and autoimmune disorders. Alexion’s lead product candidate, Soliris™ (eculizumab), is currently undergoing evaluation in several clinical development programs, including for the treatment of paroxysmal nocturnal hemoglobinuria (PNH). Under the Special Protocol Assessment (SPA) process, the FDA has agreed to the design of protocols for the two phase III trials of Soliris™ (eculizumab) in PNH patients. In January, 2006, Alexion announced that the first of those two PNH trials, the TRIUMPH study, achieved its co- primary endpoints with statistical significance. In June 2006, Alexion announced that interim results from the second of those two PNH trials, the SHEPHERD study, showed that eculizumab appeared to be safe and well tolerated and that all primary and secondary efficacy endpoints were achieved with statistical significance. In September, 2006, Alexion applied for marketing authorization with both the United States Food and Drug Administration and the European Medicines Evaluation Agency for the use of Soliris™ (eculizumab) in PNH patients. Results from the

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TRIUMPH and SHEPHERD trials served as the primary basis for the marketing applications filed in the United States and Europe. Alexion is engaged in discovering and developing a pipeline of additional antibody therapeutics targeting severe unmet medical needs. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: http://www.alexionpharm.com.

This news release contains forward-looking statements, including statements related to potential benefits and commercial potential for Soliris™ (eculizumab), clinical trial results, the progress of Soliris™ (eculizumab) towards commercial sales, timing for acceptance of, and potential regulatory decisions with respect to, marketing applications for Soliris™ (eculizumab). Forward-looking statements are subject to factors that may cause Alexion’s results and plans to differ from those expected, including delays in completing ongoing clinical trials, delays in completing analysis of clinical trial results, requests by the FDA or other regulatory authorities for additional information or data either prior to their acceptance of our submissions for filing or after their review of our submissions, timing and evaluation by regulatory agencies of the results of these and other clinical trials, the results of pre-clinical or clinical studies (including termination or delay in clinical programs), the need for additional research and testing, decision of the FDA or other regulatory authorities not to approve (or to materially limit) marketing of Soliris™ (eculizumab), delays in arranging satisfactory manufacturing capability, delays in developing commercial infrastructure, inability to acquire funding on timely and satisfactory terms, delays in developing or adverse changes in commercial relationships, the possibility that results of earlier clinical trials are not predictive of safety and efficacy of Soliris™ (eculizumab), the risk that third parties won’t agree to license any necessary intellectual property to us on reasonable terms, the risk that third party payors will not reimburse for the use of Soliris™ (eculizumab) at acceptable rates or at all, the risk that estimates regarding the number of PNH patients are inaccurate, and a variety of other risks set forth from time to time in Alexion’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Alexion’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in our other filings with the Securities and Exchange Commission. Alexion does not intend to update any of these forward- looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.